UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

EXPEDIA, INC.

(Exact name of Registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation)

000-51447	20-2705720
(Commission File Number)	(IRS. Employer Identification No.)

333 108th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Spin-Off

Following the close of trading on the Nasdaq Stock Market on December 20, 2011, Expedia, Inc. (“Expedia”), a Delaware corporation, completed the spin-off (the “Spin-Off”) of TripAdvisor, Inc., a Delaware corporation (“TripAdvisor”) to Expedia stockholders. TripAdvisor consists of the domestic and international operations previously associated with Expedia’s TripAdvisor Media Group and is now a separately traded public company, trading under the symbol “TRIP” on The Nasdaq Global Select Market. Expedia continues to own and operate its remaining businesses—the domestic and international operations of its travel transaction brands—as a separately traded public company, trading under the symbol “EXPE” on The Nasdaq Global Select Market. Prior to the Spin-Off, TripAdvisor was a wholly-owned subsidiary of Expedia, with Expedia as its sole stockholder. Expedia effected the Spin-Off by means of a reclassification of its capital stock that resulted in the holders of Expedia capital stock immediately prior to the time of effectiveness of the reclassification having the right to receive a proportionate amount of TripAdvisor capital stock. A one-for-two reverse stock split of outstanding Expedia capital stock occurred immediately prior to the Spin-Off, with cash paid in lieu of fractional shares.

Spin-Off Agreements

In connection with the Spin-Off, Expedia and TripAdvisor entered into the following agreements (collectively, the “Spin-Off Agreements”):

1. A Separation Agreement that sets forth the arrangements between Expedia and TripAdvisor with respect to the principal corporate transactions necessary to complete the Spin-Off, and a number of other principles governing the relationship between Expedia and TripAdvisor following the Spin-Off;

2. A Tax Sharing Agreement that will govern the respective rights, responsibilities and obligations of Expedia and TripAdvisor after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns;

3. An Employee Matters Agreement that will govern a wide range of compensation and benefit issues, including the allocation between Expedia and TripAdvisor of responsibility for the employment and benefit obligations and liabilities of each company’s current and former employees (and their dependents and beneficiaries);

4. A Transition Services Agreement that will govern the provision of transition services between Expedia and TripAdvisor.

A summary of certain important features of the Spin-Off Agreements can be found in Amendment No. 4 to Expedia’s Registration Statement on Form S-4 (File No. 333-175828) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on November 1, 2011. The section of the Registration Statement entitled “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor after the Spin-Off”

beginning on page 72 of the Registration Statement is incorporated by reference into this Current Report on Form 8-K. The Separation Agreement, the Tax Sharing Agreement, the Employee Matters Agreement and the Transition Services Agreement are attached to this Current Report on Form 8-K as Exhibits 2.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Amended and Restated Governance Agreement

On December 20, 2011, in connection with the Spin-Off, Expedia entered into an Amended and Restated Governance Agreement (the “Governance Agreement”) with Liberty Interactive Corporation (“Liberty”) and Barry Diller, the Chairman of the Board of Directors of Expedia and Expedia’s Senior Executive. The Governance Agreement replaces the previous governance agreement among Expedia, Liberty and Mr. Diller dated August 9, 2005, as amended on June 19, 2007. The summary of the material terms of the Governance Agreement set forth below is qualified in its entirety by the full text of the Governance Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. On December 20, 2011, in connection with the Spin-Off, Liberty and Mr. Diller also entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”).

Representation of Liberty on the Expedia Board of Directors

Under the terms of the Governance Agreement:

•

Liberty has the right to nominate up to such number of Expedia directors as is equal to 20% of the total number of Expedia directors (rounded up to the next whole number if the total number of directors is not an even multiple of 5) so long as Liberty beneficially owns at least 16,825,982 equity securities of Expedia (so long as Liberty’s ownership percentage is at least equal to 15% of the total equity securities of Expedia);

•

Liberty has the right to nominate one director of Expedia so long as Liberty beneficially owns at least 11,217,321 equity securities of Expedia (so long as Liberty owns at least 5% of the total equity securities of Expedia); and

•

Expedia will use its reasonable best efforts to cause one of Liberty’s designees to be a member of a committee of the Board of Directors of Expedia and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of the Board of Directors of Expedia under applicable tax and securities laws and regulations, Expedia will seek to have that person appointed to the compensation committee of Expedia.

Pursuant to the terms of the Governance Agreement, Expedia will cause each director that Liberty nominates to be included in the slate of nominees recommended by the Board of Directors of Expedia to the stockholders of Expedia for election as directors at each annual meeting of the stockholders of Expedia and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons. Liberty has the right to designate a replacement director to the board of Expedia in order to fill any vacancy of a director previously designated by Liberty. Liberty would have the right to transfer this ability to nominate candidates to the board of Expedia, subject to the same ownership requirements as Liberty’s current nomination rights, to its transferee in a Block Sale (as discussed below), provided that the transferee’s nominees are independent directors and are approved by Expedia’s Nominating Committee (or equivalent committee of the board of Expedia). In addition, the spun-off or split-off company in a Distribution Transaction will succeed to Liberty’s rights under the Governance Agreement, including Liberty’s right to nominate directors.

Contingent Matters

The Governance Agreement lists certain actions that require the prior consent of Liberty and Mr. Diller before Expedia can take any such action, which are referred to herein as “Contingent Matters.”

For so long as:

•	in the case of Liberty, Liberty owns at least 14,956,428 equity securities and at least 5% of the total equity securities of Expedia (the “Liberty Condition”); and

•

in the case of Mr. Diller, he owns at least 2,500,000 common shares (including options to purchase common shares, whether or not then exercisable), continues to serve as chairman of Expedia and has not become disabled (the “Diller Condition,” and together with the Liberty Condition, the “Consent Conditions”),

Expedia has agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, it will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in Expedia or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations.

In addition, for so long as the Consent Conditions apply, if Expedia (or any of its subsidiaries) incurs any indebtedness (other than a customary refinancing not to exceed the principal amount of the existing obligation being refinanced), after which Expedia’s “total debt ratio” (as defined in the Governance Agreement) equals or exceeds 8:1, then for so long as the total debt ratio continues to equal or exceed 8:1, Expedia may not take any of the following actions without the prior approval of Liberty and/or Mr. Diller:

•

acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of Expedia’s market capitalization;

•	voluntarily commence any liquidation, dissolution or winding up of Expedia or any material subsidiary of Expedia;

•	make any material amendments to the certificate of incorporation or bylaws of Expedia;

•

engage in any line of business other than online and offline travel services and products and related businesses, or other businesses engaged in by Expedia as of the date of determination of the total debt ratio;

•	adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

•	grant additional consent rights to a stockholder of Expedia.

Preemptive Rights

In the event that Expedia issues or proposes to issue any shares of common stock or Class B common stock (with certain limited exceptions) including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, Liberty will have preemptive rights that entitle it to purchase a number of common shares of Expedia so that Liberty will maintain the identical ownership interest in Expedia (subject to certain adjustments) that Liberty had immediately prior to such issuance or proposed issuance (but not in excess of 20.01%). Any purchase by Liberty will be allocated between common stock and Class B common stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of common stock in lieu of shares of Class B common stock.

Registration Rights

Liberty and Mr. Diller are entitled to customary, transferable registration rights with respect to shares of common stock of Expedia owned by them. Liberty is entitled to four demand registration rights and Mr. Diller is entitled to three demand registration rights. Expedia will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). Expedia will not be required to register shares of its common stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

In connection with a transfer of Expedia securities to an unaffiliated third party, Liberty or Mr. Diller may assign any of its or his then-remaining demand registration rights to the third party transferee, if upon the transfer the transferee acquires beneficial ownership of more than 5% of the outstanding equity securities of Expedia. If upon the transfer the transferee acquires beneficial ownership of equity securities of Expedia representing less than 5% of the outstanding equity securities, but having at least $250 million in then-current market value, Liberty or Mr. Diller may assign one of its or his remaining demand registration rights, which the transferee may exercise only in connection with an offering of shares of common stock of Expedia having $100 million or more in market value.

Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale

Pursuant to the Governance Agreement, Expedia will not, in the case of a Distribution Transaction (as discussed below), implement any anti-takeover provision (including any shareholder rights plan) or, in the case of a Block Sale (as discussed below), will render inapplicable any such anti-takeover provision:

•	the purpose or reasonably evident effect of which is to restrict or limit Liberty’s ability to engage in a Distribution Transaction or a Block Sale; or

•

the purpose or reasonably evident effect of which is to impose a material economic detriment on the company to which Expedia equity securities are transferred in connection with a qualifying Distribution Transaction (and whose shares are distributed to the public stockholders of Liberty) or that would impose a material economic detriment on the transferee in a Block Sale.

In addition, the Board of Directors of Expedia will approve the transfer of Class B common stock and common stock in a Distribution Transaction or Block Sale (up to a 30% ownership level in the case of a Block Sale) for purposes of Section 203 of the Delaware General Corporation Law (“DGCL”), which is the prohibition on transactions with interested stockholders under Delaware state law. In the case of a Block Sale, however, such approval for purposes of Section 203 of the DGCL will be subject to the imposition of contractual restrictions on the Block Sale transferee analogous to the provisions of Section 203 of the DGCL (as further described below).

Restrictions on Block Sale Transferee

For three years following a Block Sale by Liberty, the transferee will be subject to the following restrictions with regard to Expedia, unless the restrictions terminate early in the circumstances discussed below:

•

an ownership cap set at 30% of the total equity securities of the company (which would apply to any “group” of which the transferee or its affiliates is a member), subject to adjustment under certain circumstances;

•

specified “standstill” restrictions limiting the transferee’s ability, at such time as any directors nominated by the transferee are serving on the Board of Directors, to, among other things, engage in proxy contests, propose transactions involving the company, form a “group” (as defined in the Securities Exchange Act of 1934) or influence the management of Expedia. These restrictions, other than the prohibition on proxy contests, would terminate if the transferee relinquishes all rights to nominate directors under the Governance Agreement; and

•

contractual provisions analogous to the provisions of Section 203 of the DGCL that would prohibit the transferee from engaging in specified “business combination” transactions with Expedia without the prior approval by Expedia, acting through a committee of independent directors.

The contractual provisions mirroring Section 203 of the DGCL would not apply to the transferee if upon the Block Sale it would not be an “interested stockholder” (as determined pursuant to Section 203 of the DGCL) of Expedia. However, if these contractual provisions become applicable at the time of the Block Sale, they will continue in effect for the term of the standstill restrictions even if the transferee would subsequently cease to qualify as an “interested stockholder” (as determined pursuant to Section 203 of the DGCL). The standstill restrictions and 30% ownership cap, as well as the termination provisions, would apply to subsequent transferees of all or substantially all of the shares transferred in a prior Block Sale, but in any event would not extend past the third anniversary of the original Block Sale. With respect to such unaffiliated subsequent transferees of the shares transferred in a prior Block Sale, the statutory (rather than contractual) anti-takeover restrictions of Section 203 of the DGCL would apply subject to the waiver, at the time of a transfer, by Expedia.

Prior to the expiration of the three year term, the standstill restrictions, including the cap on ownership described above, would terminate at the earlier of (i) Mr. Diller and his affiliates “actually owning” securities representing more than 50% of the total voting power of Expedia or (ii) the Block Sale transferee and its affiliates beneficially owning (as defined in the Governance Agreement) securities representing less than 12% of the total voting power of Expedia and Mr. Diller beneficially owning (as defined in the Governance Agreement) securities representing more than 40% of the total voting power of Expedia. For this purpose, securities “actually owned” by Mr. Diller and his affiliates will include all securities of Expedia held by Mr. Diller and his “affiliates,” plus those shares of Class B common stock for which Mr. Diller and his “affiliates” have a right to “swap” shares of common stock (as discussed below) but for which the swap right has not been exercised, minus the securities Mr. Diller and his “affiliates” currently hold but would need to exchange for the Class B common stock in such swap right.

The above restrictions may be waived at any time, by Expedia, acting through a committee of independent directors.

Other Block Sale Provisions

Any Block Sale by Liberty within the two years immediately following the completion of the TripAdvisor Spin-Off will require the consent of Expedia and TripAdvisor. Expedia and TripAdvisor will not withhold their consent to such Block Sale if they determine in good faith (a) that a safe harbor exists for the Block Sale under Section 355(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, or (b) that during the two years immediately prior to the TripAdvisor Spin-Off there were no substantial negotiations with the transferee in such Block Sale regarding the Block Sale.

If Mr. Diller does not acquire from Liberty all shares of Class B common stock proposed to be transferred in a Block Sale or in a transfer of all of the Class B common stock and common stock beneficially owned by Liberty through the exercise of his “swap” rights or right of first refusal under the Stockholders Agreement (resulting in such Class B common stock of Liberty being converted into, or exchanged for, shares of common stock of Expedia before the Block Sale), for a period of two years after the Block Sale, Mr. Diller will have the right from time to time to acquire from Expedia an equal number of shares of Class B Common Stock held in treasury, either by purchase at fair market value, through an exchange of an equivalent number of shares of common stock, or a combination thereof. Mr. Diller may exercise this right either alone or in conjunction with one or more third-parties so long as Mr. Diller retains voting control over the Class B common stock acquired. Prior to the two year period following a Block Sale,

Mr. Diller’s right to acquire Class B common stock from Expedia will be suspended immediately upon the entry by Expedia into a merger agreement providing for a merger that constitutes a change of control of Expedia, and will terminate irrevocably upon the consummation of a tender or exchange offer for securities representing a majority of the total voting power of Expedia or a merger that constitutes a change of control of Expedia.

Certain Waivers

During the term of the Stockholders Agreement, without Expedia’s consent (to be exercised by a committee of independent directors), Mr. Diller will not waive Liberty’s obligation under the Stockholders Agreement to convert or exchange its shares of Class B common stock to shares of common stock in specified circumstances. This consent right is not applicable if Mr. Diller no longer has any rights under the Stockholders Agreement. In certain circumstances this consent right will survive a mutual termination of the Stockholders Agreement for a period of up to one year.

Termination

Generally, the Governance Agreement will terminate:

•	with respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of the total equity securities of Expedia; and

•	with respect to Mr. Diller, at such time as Mr. Diller ceases to be the chairman of Expedia or becomes disabled.

With respect to the provisions governing “Contingent Matters,” such provisions will terminate as to Mr. Diller and Liberty as set forth under “—Contingent Matters,” above.

Distribution Transactions

Liberty will be permitted to spin-off or split-off to its public stockholders all (but not less than all) of its equity ownership in Expedia in a transaction meeting specified requirements (a “Distribution Transaction”) without first complying with the transfer restrictions under the Stockholders Agreement, including Mr. Diller’s tag-along right, right of first refusal, swap right and conversion requirement, and without being subject to the application of certain anti-takeover provisions, as described above under “The Governance Agreement—Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale.” The spun-off or split-off company will be required to assume all of Liberty’s obligations (including the proxy given to Mr. Diller under the Stockholders Agreement) and will succeed to Liberty’s rights under the Governance Agreement and Stockholders Agreement (including Liberty’s right to nominate directors).

Block Sales

So long as Liberty’s equity ownership in Expedia does not exceed 30% of the total equity securities of Expedia and Mr. Diller continues to hold a proxy over Liberty’s shares in Expedia under the Stockholders Agreement, Liberty will be permitted to sell all (but not less than all) of such equity interest in Expedia to an unaffiliated third party (a “Block Sale”), without being subject to the application of certain anti-takeover provisions, as described above under “The Governance Agreement—Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale,” subject to prior compliance with Mr. Diller’s tag-along right, right of first refusal and swap right under the Stockholders Agreement, as well as the requirement that Liberty convert shares of Class B common stock to shares of common stock or exchange them for common stock with Expedia before the Block Sale.

Prior to any Block Sale, Liberty will be required to exchange and/or convert any shares of Class B common stock proposed to be transferred in such Block Sale, to the extent Mr. Diller does not acquire such shares pursuant to exercise of his right of first refusal or swap rights, for newly-issued common stock (subject to application of relevant securities laws).

Relationship Between Expedia, Mr. Diller and Liberty

Mr. Diller is the Senior Executive and Chairman of the Board of Expedia. Mr. Diller and Liberty are parties to the Stockholders Agreement. Among other arrangements, under the terms of the Stockholders Agreement, Liberty grants to Mr. Diller an irrevocable proxy with respect to all Expedia securities beneficially owned by Liberty on all matters submitted to a stockholder vote or by which the stockholders may act by written consent (other than with respect to “Contingent Matters” with respect to which Liberty has not consented), until such proxy terminates in accordance with the terms of the Stockholders Agreement. As a result of the arrangements contemplated by the Stockholders Agreement, as of December 20, 2011, Mr. Diller controls approximately 62.43% of the combined voting power of Expedia capital stock and can effectively control the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia’s common stock of 25% of the members of Expedia’s Board of Directors and matters to which Delaware law requires a separate class vote). Upon Mr. Diller ceasing to serve in his capacity as Chairman of Expedia, or his becoming disabled, Liberty may effectively control the voting power of Expedia capital stock through its ownership of common shares of Expedia.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2011, prior to consummation of the Spin-Off, Expedia called for redemption on January 19, 2012 (the “Redemption Date”) all $400 million aggregate principal amount of its outstanding 8.5% senior notes due 2016 (the “2016 Notes”). Simultaneously, Expedia discharged the indenture governing the 2016 Notes (the “2016 Notes Indenture”) by depositing $451 million with The Bank of New York Mellon Trust Company, N.A., as trustee under the 2016 Notes Indenture (the “Trustee”), and irrevocably instructing the Trustee to apply such funds to the payment of principal of, and premium and interest on, the 2016 Notes to the Redemption Date in accordance with the terms of the 2016 Notes Indenture, with any excess to be returned to Expedia. The redemption price of the 2016 Notes is equal to 100% of the principal amount of the outstanding 2016 Notes plus a make-whole premium as of, and accrued and unpaid interest to, the Redemption Date. The funds deposited with the Trustee to discharge the 2016 Notes Indenture included the proceeds of a dividend in the amount of $405,516,330.07 received by Expedia from TripAdvisor Holdings, LLC.

In connection with the Spin-Off, TripAdvisor Holdings, LLC and TripAdvisor LLC, both post-Spin-Off subsidiaries of TripAdvisor, were released from their guarantees of obligations under Expedia’s existing $750 million revolving credit facility, $500 million aggregate principal amount of 7.456% senior notes due 2018 and $750 million aggregate principal amount of 5.95% senior notes due 2020.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The first paragraph of Item 1.01 of this Current Report on Form 8-K, entitled “The Spin-Off,” is incorporated herein by reference. The unaudited pro forma condensed consolidated financial information of Expedia and related notes thereto, which are attached to this Current Report on Form 8-K Exhibit 99.1, are incorporated herein by reference.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Please see Item 1.02 above, which is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 7, 2006, Expedia and Dara Khosrowshahi, the chief executive officer of Expedia, entered into a Restricted Stock Unit Agreement (as amended, the “DK RSU Agreement”) covering 800,000 shares of Expedia common stock, with vesting of such restricted stock units generally subject to the satisfaction of performance goals, including achievement of a specified level of operating income before amortization (“OIBA”) in a given fiscal year. In connection with the Spin-Off, the parties agreed to divide the original award between Expedia and TripAdvisor, in accordance with the treatment of shares of Expedia common stock in the Spin-Off, such that the initial award has been converted into (1) restricted stock units covering 400,000 shares of Expedia common stock governed by an amended and restated DK RSU

Agreement (the “Amended and Restated DK RSU Agreement”) and (2) restricted stock units covering 400,000 shares of TripAdvisor common stock governed by an agreement between Mr. Khosrowshahi and TripAdvisor. On December 20, 2011, Expedia and Mr. Khosrowshahi entered into to the Amended and Restated DK RSU Agreement. Below is a description of the material terms of the Amended and Restated DKU RSU Agreement. The description below is qualified by reference to the Amended and Restated DK RSU Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5.

Award. The Amended and Restated DK RSU Agreement covers restricted stock units with respect to 400,000 shares of Expedia common stock (the “RSUs”)

Vesting (Generally). Subject to Mr. Khosrowshahi’s continued employment through the applicable vesting date, 75% of the RSUs will vest upon Expedia’s achievement of a specified level of Expedia OIBA (the “OIBA Target”); provided that at the election of Expedia, such vesting will be conditioned on Mr. Khosrowshahi agreeing to remain employed as the chief executive officer of Expedia for an additional two years following satisfaction of the OIBA Target. The OIBA Target will be determined after December 31, 2011 by adjusting the OIBA goal in effect prior to the Spin-Off to account for the occurrence of the Spin-Off.

Twenty-Five percent of the RSUs will vest on the one year anniversary of the satisfaction of the OIBA Target, or, if earlier, upon Mr. Khosrowshahi’s termination of employment by Expedia without “Cause” (as defined in the Amended and Restated DK RSU Agreement) following satisfaction of the OIBA Target; provided that this vesting event will not occur and Mr. Khosrowshahi will forfeit all outstanding RSUs in the event that Mr. Khosrowshahi voluntarily terminates his employment with Expedia or Expedia terminates Mr. Khosrowshahi’s employment with Expedia for Cause.

Termination without Cause. If Expedia terminates Mr. Khosrowshahi’s employment without Cause in any year in which Expedia achieves a specified level of OIBA that is lower than the OIBA Target (the “Modified OIBA Target”), 75% of the RSUs will vest upon such termination of employment. The Modified OIBA Target will be determined after December 31, 2011 by adjusting the modified OIBA goal in effect prior to the Spin-Off to account for the occurrence of the Spin-Off.

Change of Control. If there is a change of control of Expedia, 50% of the then outstanding RSUs immediately will vest without regard to the satisfaction of the OIBA Target or the Modified OIBA Target. If within one year following the change of control, Expedia terminates Mr. Khosrowshahi’s employment without Cause or Mr. Khosrowshahi terminates employment following a material and demonstrable adverse change in the nature and scope of Mr. Khosrowshahi’s duties, the remaining RSUs will vest, without regard to the satisfaction of the OIBA Target or the Modified OIBA Target.

Restrictive Covenants. Following Mr. Khosrowshahi ceasing to be employed by Expedia for any reason, Mr. Khosrowshahi will be bound by a non-compete agreement with Expedia to refrain from competing with Expedia for a period of two years from his date of departure.

Section 162(m) of the Internal Revenue Code. A performance goal established for purposes of Section 162(m) of the Internal Revenue Code was previously satisfied.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 20, 2011, Expedia filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which became effective upon filing and is attached as Exhibit 3.1 hereto.

ITEM 8.01 OTHER EVENTS.

The reverse stock split and Spin-Off referred to above resulted in certain adjustments to the outstanding warrants exercisable for shares of Expedia common stock until they expire on May 7, 2012. Specifically, outstanding warrants previously exercisable for 0.5 shares of Expedia common stock at an exercise price of $14.45 per warrant have been converted into: (i) warrants exercisable for one-quarter (0.25) of a share of Expedia common stock at an exercise price of $6.80 per warrant; and (ii) warrants exercisable for one-quarter (0.25) of a share of TripAdvisor common stock at an exercise price of $7.66 per warrant. Outstanding warrants previously exercisable for 0.5 shares of Expedia common stock at an exercise price of $12.23 per warrant have been converted into: (i) warrants exercisable for one-quarter (0.25) of a share of Expedia common stock at an exercise price of $5.76 per warrant and (ii) warrants exercisable for one-quarter (0.25) of a share of TripAdvisor common stock at an exercise price of $6.48 per warrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1	Separation Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

3.1	Restated Certificate of Incorporation of Expedia, Inc.

10.1	Amended and Restated Governance Agreement, by and among Expedia, Inc., Liberty Interactive Corporation and Barry Diller, dated as of December 20, 2011

10.2	Tax Sharing Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.3	Employee Matters Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.4	Transition Services Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.5	Second Amended and Restated Expedia, Inc. Restricted Stock Unit Agreement for Dara Khosrowshahi, dated as of December 20, 2011

99.1	Expedia, Inc. unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for each of the years in the three-year period ended December 31, 2010 and related notes thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ MARK D. OKERSTROM
Name:	Mark D. Okerstrom
Title:	Executive Vice President & Chief Financial Officer

Date: December 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

3.1	Restated Certificate of Incorporation of Expedia, Inc.

10.1	Amended and Restated Governance Agreement, by and among Expedia, Inc., Liberty Interactive Corporation and Barry Diller, dated as of December 20, 2011

10.2	Tax Sharing Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.3	Employee Matters Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.4	Transition Services Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.5	Second Amended and Restated Expedia, Inc. Restricted Stock Unit Agreement for Dara Khosrowshahi, dated as of December 20, 2011

99.1	Expedia, Inc. unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for each of the years in the three-year period ended December 31, 2010 and related notes thereto